UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 14, 2026

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
(615) 771-6701 Address

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and the 2034 Notes

On May 14, 2026, Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), Delek Logistics Finance Corp., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Finance Corp.” and together with the Partnership, the “Issuers”), certain of the Partnership’s existing subsidiaries (other than Finance Corp., the “Guarantors”) and Regions Bank, as trustee, entered into an indenture (the “Indenture”), pursuant to which the Issuers issued $800,000,000 in aggregate principal amount of 6.875% senior notes due 2034 (the “2034 Notes”).

The 2034 Notes are general unsecured senior obligations of the Issuers. The 2034 Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Guarantors and will be unconditionally guaranteed on the same basis by certain of the Partnership’s future subsidiaries. The 2034 Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers.

Interest and Maturity

The 2034 Notes will mature on June 1, 2034, and interest on the 2034 Notes is payable semi-annually in arrears on each June 1 and December 1, commencing December 1, 2026. Interest will be payable to holders of record on the May 15 and November 15 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to June 1, 2029, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2034 Notes issued under the Indenture, upon not less than 10 or more than 60 days’ notice, at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Partnership, provided that:

•

at least 65% of the aggregate principal amount of the 2034 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2034 Notes held by the Partnership and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of each such equity offering.

Prior to June 1, 2029, the Issuers may on one or more occasions redeem all or part of the 2034 Notes, upon not less than 10 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•

accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after June 1, 2029, the Issuers may on one or more occasions redeem all or a part of the 2034 Notes, upon not less than 10 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2034 Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR	PERCENTAGE
2029	103.438%
2030	101.719%
2031 and thereafter	100.000%

The Issuers may also redeem all (but not a portion of) the 2034 Notes under certain circumstances if 90% or more of the aggregate principal amount of the outstanding 2034 Notes are purchased in connection with a change of control or alternate offer.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of 2034 Notes may require the Partnership to repurchase all or any part of that holder’s 2034 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2034 Notes repurchased, plus any accrued and unpaid interest on the notes repurchased, to the date of settlement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the settlement date).

Certain Covenants

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue certain convertible or redeemable equity securities; (ii) create liens to secure indebtedness; (iii) pay distributions on equity interests, repurchase equity securities or redeem subordinated securities; (iv) make investments; (v) restrict distributions, loans or other asset transfers from the Partnership’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of the Partnership’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the then outstanding 2034 Notes may declare all the 2034 Notes immediately due and payable, except that a default resulting from a bankruptcy or insolvency with respect to the Partnership or any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, will automatically cause all outstanding 2034 Notes to become due and payable immediately without further action or notice.

Each of the following constitutes an event of default under the Indenture:

•	default for 30 days in the payment when due of interest on the 2034 Notes;

•	default in payment when due of the principal of, or premium, if any, on the 2034 Notes;

•

failure by the Partnership to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Partnership’s assets or failure by the Partnership to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•	failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Indenture;

•

failure by the Partnership for 60 days after notice by the trustee or the holders of at least 25% in aggregate principal amount of the 2034 Notes then outstanding to comply with any of the other agreements in the Indenture;

•

default under any mortgage, indenture or instrument governing certain indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium, if any, on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates at such time $50.0 million or more, subject to a cure or waiver provision;

•

failure by the Partnership or any of its restricted subsidiaries to pay final non-appealable judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•

except as permitted by the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

•

certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership, or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 6.875% Senior Note due 2034, which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the 2034 Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 11, 2026, the Partnership issued a press release announcing the results of their cash tender offer (the “Tender Offer”) to purchase any and all of their 7.125% Senior Notes due 2028 (the “2028 Notes”). The Issuers accepted for payment $270,721,000 in aggregate principal amount of 2028 Notes validly tendered and not validly withdrawn in the Tender Offer and made payment for such 2028 Notes on May 14, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of May 14, 2026, among the Partnership, Finance Corp., the Guarantors named therein and Regions Bank, as trustee.

4.2	Form of 6.875% Senior Note due 2034 (included as Exhibit A in Exhibit 4.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2026	DELEK LOGISTICS PARTNERS, LP

By: Delek Logistics GP, LLC
its general partner

/s/ Robert Wright
Name: Robert Wright
Title: Executive Vice President, Chief Financial Officer of DKL (Principal Financial Officer)